                                                           EXHIBIT 10.6

                                      LEASE

                   (MULTI-TENANT SINGLE-BUILDING MODIFIED NET)

                                 by and between

                               PALO ALTO PROPERTY

                                  ("Landlord")

                                       and


                           CAREER CENTRAL CORPORATION

                                   ("Tenant")







                          For the 8,544 SF Premises at
                        3500 and 3510 West Bayshore Road
                           Palo Alto, California 94303

                        TABLE OF CONTENTS

ARTICLE                                                  PAGE
-------                                                  ----
1.   Parties                                               1

2.   Premises                                              1

3.   Definitions                                           1

4.   Lease Term                                            3

5.   Rent                                                  3

6.   Late Payment Charges                                  4

7.   Security Deposit                                      5

8.   Holding Over                                          5

9.   [Intentionally omitted]                               5

10.  Condition of Premises                                 6

11.  Use of the Premises                                   6

12.  Quiet Enjoyment                                       7

13.  Alterations                                           7

14.  Surrender of the Premises                             8

15.  Real Property Taxes                                   8

16.  Utilities and Services                                9

17.  Repair and Maintenance                                9

18.  Liens                                                 11

19.  Landlord's Right to Enter the Premises                12

20.  Signs                                                 12

21.  Insurance                                             12


                                       (i)


22.  Waiver of Subrogation                                 14

23.  Damage or Destruction                                 14

24.  Condemnation                                          16

25.  Assignment and Subletting                             16

26.  Default                                               17

27.  Subordination                                         19

28.  Notices                                               20

29.  Attorneys' Fees                                       20

30.  Estoppel Certificates and Financial Statements        21

31.  Transfer of the Building or the Property by Landlord  21

32.  Landlord's Right to Perform Tenant's Covenants        21

33.  Tenant's Remedy                                       22

34.  Mortgagee Protection                                  22

35.  Brokers                                               22

36.  Acceptance                                            22

37.  Modifications for Lender                              22

38.  Parking                                               23

39.  General                                               23


                        TABLE OF EXHIBIT

EXHIBIT A           The Premises

EXHIBIT B           The Property


                                      (ii)

                                    LEASE

               (MULTI-TENANT BUILDING ON SINGLE-BUILDING PROPERTY)

         1.   PARTIES.

              THIS LEASE (the "Lease"), dated February 1998, is entered into by and between Palo Alto Property, a California general partnership ("Landlord"), whose address is 1275 Lincoln Avenue, Suite 4B, San Jose, California 95125, and Career Central Corporation, a California corporation ("Tenant"), whose address is 3500 West Bayshore Road, Palo Alto, California 94303.

         2.   PREMISES.

              Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises consisting of approximately eight thousand five hundred forty four (8,544) square feet, as shown in EXHIBIT A (the "Premises"), commonly known as 3500 and 3510 West Bayshore Road in the City of Palo Alto, County of Santa Clara (the "County"), California, located on that certain real property more particularly described in EXHIBIT B (the "Property") together with a right in common to use the Common Area as defined in paragraph 3.E. The Premises is located within the Building, defined in paragraph 3.B.

         3.   DEFINITIONS.

              The following terms shall have the following meanings in this
Lease:

              A. ALTERATIONS. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

              B. BUILDING. That certain building on the Property consisting of approximately nineteen thousand four hundred thirty nine (19,439) square feet.

              C.   [Intentionally omitted].

              D. COMMENCEMENT DATE. The Commencement Date of this Lease shall be the first day of the Term determined in accordance with paragraph 4.A.

              E. COMMON AREA. All areas and facilities within the Property provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of any part of the Property, including, without limitation, those portions of the Building for the general use and convenience of all tenants of the Building if any, such as the roof, entrances and exits, central alarm systems, appurtenant equipment serving the Building, parking areas, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Common Area.

              F.   HVAC. Heating, ventilating and air conditioning.

              G. INTEREST RATE. Ten percent (10%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.

              H. LANDLORD'S AGENTS. Landlord's authorized agents, partners, subsidiaries, directors, officers and employees.

              I. MONTHLY RENT. The rent payable pursuant to paragraph 5.A, as adjusted from time to time pursuant to the terms of this Lease.

              J. REAL PROPERTY TAXES. Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency) or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes) imposed by any authority having the direct or indirect power to tax or by any city, county, state or federal government or any improvement or other district or division thereof; whether such tax is: (i) determined by the area of the Property or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Property or the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Property whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area.

              K. RENT. Monthly Rent plus the Additional Rent defined in paragraph 5.B.

              L. SECURITY DEPOSIT. That amount paid by Tenant pursuant to paragraph 7.

              M. SUBLET. Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage or hypothecation ("transfer") of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises, or any cumulative transfer of any interest in Tenant exceeding 50 percent.

              N. SUBRENT. Any consideration of any kind received or to be received by Tenant from a subtenant if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of fair market value) for Tenant's assets, including its trade fixtures, equipment and other personal property, goodwill, general intangibles and any capital stock or other equity ownership of Tenant.

              O. SUBTENANT. The person or entity with whom a Sublet agreement is proposed to be or is made.

              P.   [Intentionally omitted.]

              Q.   [Intentionally omitted.]

              R. TENANT'S PERCENTAGE. The percentage of the area of the Premises to the total area of the Building. Tenant's Percentage is agreed to be forty four percent (44%) for the purpose of this Lease.

              S. TENANT'S PERSONAL PROPERTY. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

              T. TERM. The term of this Lease set forth in paragraph 4.A, as it may be extended hereunder pursuant to any options to extend granted herein.

         4.   LEASE TERM.

              A. TERM. The Term shall be a period of thirteen (13) days and five (5) years, beginning on the Commencement Date of March 19, 1998, and terminating on March 31, 2003, unless sooner terminated, subject to any extensions granted hereunder. Tenant agrees that if Landlord, for any reason whatsoever, is unable to deliver possession of the Premises on the Commencement Date, Landlord shall not be liable to Tenant for any loss or damage therefrom, nor shall this Lease be void or voidable. In such event, the Commencement Date and termination date shall not be extended and Tenant shall not be obligated to pay Monthly Rent or other sums due Landlord hereunder until possession of the Premises is tendered to Tenant. Tenant shall have the right to terminate this lease if delivery of possession is more than 25 days after the scheduled Commencement Date, provided that Tenant do so within 35 days after the scheduled Commencement Date.

              B. EARLY ENTRY. If Tenant is permitted to occupy the Premises prior to the Commencement Date for the purpose of fixturing or my other purpose permitted by Landlord, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of Monthly Rent which shall commence on the Commencement Date. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

         5.   RENT.

              A. MONTHLY RENT. Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month of the Term, net Monthly Rent in the amount of Nineteen Thousand Two Hundred Twenty Four Dollars ($19,224), in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand. Additionally, Tenant shall pay, as and with the net Monthly Rent, Tenant's Percentage of the estimated monthly Common Area Expenses, as set forth in paragraph 17.B(iii), subject to adjustment as provided in paragraph 17.B(iv), and Tenant's Percentage of the monthly cost of insurance premiums required pursuant to paragraph 22.C, as adjusted from time to time hereunder. Tenant shall deposit with Landlord upon execution of this Lease the following amounts to be applied toward the Rent due for the first partial month and the first full month of the Term:

              Monthly Rent (net)            $19,224.00/month

              Tenant's Percentage
              of Common Area Expenses       $ 3,142.72/month
              and Insurance Premiums
                                            ----------------
              TOTAL                         $22,366.72/month

When Landlord tenders possession of the Premises to Tenant and the actual Commencement Date is determined, Tenant shall pay to Landlord the Monthly Rent and Tenant's Percentage of Common Area Expenses and Insurance Premiums from the Commencement Date to the end of the calendar month in which the Commencement Date occurs, prorated based on the actual number of days in that partial month. Tenant shall make such payment to Landlord on the later of April 1, 1998, or the date that the actual Commencement Date is determined.

              B. RENT INCREASES. Beginning on April 1, 1999, and on each April 1 thereafter, the Monthly Rent shall be increased by the annual percentage increase in the Index published not less than two months prior to the applicable April 1. The Index shall be the Consumer Price Index (All Urban Consumers), San Francisco-Oakland-San Jose Area, 1982=100, as published by the Bureau of Labor Statistics, U.S. Department of Labor, or some other comparable index chosen by Landlord if the Index is no longer published. In no event shall the Monthly Rent on any April 1 be less than the Monthly Rent for the immediately preceding calendar month. Notwithstanding the foregoing, the minimum increase in the Monthly Rent on each April 1 shall be four percent (4%).

              C. ADDITIONAL RENT. All monies required to be paid by Tenant under this Lease, including, without limitation, Real Property Taxes pursuant to paragraph 15, Common Area Expenses pursuant to paragraph 17, and insurance premiums pursuant to paragraph 21, shall be deemed Additional Rent.

              D. PRORATION. If the Commencement Date is not the first (1st) day of a month, or if the termination date of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Lease commences or terminates.

         6.   LATE PAYMENT CHARGES.

              Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum equal to seven percent (7%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. In addition, if any Rent or other sum due hereunder is not paid by Tenant within thirty
(30) days after the date such Rent or other payment is due, then Tenant shall pay interest on the amount due at the maximum rate permitted by law from date such Rent or other sum was due until paid.

INITIALS

[ILLEGIBLE]                          [ILLEGIBLE]
--------------------------           ----------------------------
Landlord                             Tenant

         7.   SECURITY DEPOSIT.

              Tenant shall deposit with Landlord upon execution the sum of Thirty Eight Thousand Four Hundred Forty Eight Dollars ($38,448) as the Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Deposit by Landlord as set forth in California Civil Code
Section 1950.7. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of termination of the Lease. In the event of any termination of Landlord's interest in the Premises, Landlord shall transfer the Security Deposit to Landlord's successor-in-interest whereupon Landlord shall be released from liability for the return of the Security Deposit or the accounting therefor.

         8.   HOLDING OVER.

              If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord's consent, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Tenant fails to surrender the Premises upon the expiration of the Term despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claim made by a succeeding tenant, resulting from tenants failure to surrender.

         9.   [Intentionally omitted].

         10.  CONDITION OF PREMISES.

              By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in its as-is condition, subject to all applicable laws, codes and ordinances, except that Landlord shall deliver the Premises in a clean condition with all systems in working order. Any damage to the Premises caused by Tenant's move-in shall be repaired or corrected by Tenant, at its expense. Tenant acknowledges that neither Landlord nor its Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premises.

         11.  USE OF THE PREMISES.

              A. TENANT'S USE. Tenant shall use the Premises solely for career marketing, sales and marketing research, general office and administration, customer service, and operations and software development purposes and shall not use the Premises for any other purpose without the prior written consent of Landlord.

              B.   COMPLIANCE.

                   (i) Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises or the Property which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises or the Property. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building. Notwithstanding the foregoing, Tenant shall not be required to pay the cost of complying with laws with respect to items that are not in compliance with such laws on the Commencement Date unless the requirement for compliance is triggered by an act of Tenant, e.g., Tenant's application for a building permit.

                   (ii) In particular, Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30 as they may be amended from time to time (collectively "Toxic Materials"). If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with its storage, use and disposal of Toxic Materials. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the

Premises and the Property and any other property of whatever nature to their condition existing prior to the appearance of the Toxic Materials on the Premises. If any governmental agency or the beneficiary of any deed of trust covering the Property requires any testing of the Premises or the Property, including the soil or groundwater of the Property, to ascertain whether there has been any release of Toxic Materials in, on or about the Premises or the Property, Landlord shall have the right to install monitoring wells on or about the Outside Area and to perform such other tests and investigations of the Premises and the Property for such purpose. Tenant shall reimburse Landlord as Additional Rent for the reasonable cost of such tests and investigations and of the installation, maintenance, repair and replacement of such monitoring wells or other measuring devices if the results of such tests and investigations disclose the existence of facts which give rise to the liability of Tenant pursuant to the indemnity provisions of this paragraph 11.B(ii). Tenant's obligations hereunder shall survive the termination of this Lease.

         12.  QUIET ENJOYMENT.

              Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

         13.  ALTERATIONS.

              After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations not exceeding One Thousand Dollars ($1,000.00) in cost, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

              (i)       Alterations to the exterior of the Building;

              (ii) Alterations to and penetrations of the roof of the Building; and

              (iii) Alterations visible from outside the Premises, including the Common Area, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, require that Tenant, at Tenant's expense, remove any or all Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provisions of paragraph 23. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises at least twenty

(20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

Landlord hereby consents to Tenant constructing or completing a demising wall between the Premises and adjacent space. The improvements related thereto shall not be required to be removed at the expiration of the Lease. However, such improvements are otherwise subject to the provisions of this paragraph 13.

         14.  SURRENDER OF THE PREMISES.

              Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord, but only to the extent required to return the Premises to the condition in which it existed on the Commencement Date, excepting only Alterations that Landlord has agreed in writing that may remain. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to paragraph 13, and all Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and such failure continues after the expiration or earlier termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease. If Tenant fails to remove its Personal Property at the expiration or earlier termination of this Lease, Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and its Agents against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

              Normal wear and tear for the purposes of this Lease shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if the best standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

         15.  REAL PROPERTY TAXES.

              A. PAYMENT BY TENANT. Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated annual Real Property Taxes on the first
(1st) day of each calendar month. Assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges are to be included within the definition of Real Property Taxes. Upon Landlord's receipt of the Real Property Tax payment from Tenant and other tenants of the Property, Landlord shall pay the taxes to the county. If Tenant fails to pay Tenant's Percentage of the Real Property Taxes, Tenant shall pay to Landlord any penalty incurred by such late payment.

              B. TAXES ON TENANT IMPROVEMENTS AND PERSONAL PROPERTY. Tenant shall pay any increase in Real Property Taxes resulting from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

              C. PRORATION. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Property, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises.

         16.  UTILITIES AND SERVICES.

              Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If such utilities are not separately metered to the Premises, Landlord shall bill Tenant for Tenant's pro rata share based on Tenant's Percentage or other equitable basis as determined by Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption, of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct of Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of such failure or interruption, no eviction of Tenant shall result from such failure or interruption and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure or interruption.

         17.  REPAIR AND MAINTENANCE.

              A.   BUILDING.

                   (i) LANDLORD'S OBLIGATIONS. Landlord shall keep in good order, condition and repair the structural parts of the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors. Tenant shall have the benefit of any damage covered by casualty insurance subject to the provisions of paragraph 22. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

                   (ii) TENANT'S OBLIGATIONS. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to paragraph 17.A (i). Tenant's repair and maintenance obligations shall include, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about or exclusively serving the Premises, excluding the HVAC system. Tenant shall also be responsible for all pest control within the Premises. Tenant shall have the benefit of all warranties available to Landlord regarding equipment. Notwithstanding the foregoing, Landlord and not Tenant shall be responsible for installing capital improvements and Tenant shall reimburse Landlord for the amortized cost thereof allocable to the balance of the Lease term (based on the useful life of the capital item in question). In no event shall Tenant be obligated to pay for construction defects not caused by Tenant or repairs necessitated by casualty to the extent the casualty was not caused by Tenant, in which event Tenant shall pay any uninsured amount, excluding co-insurance payments.

              B.   COMMON AREA

                   (i) LANDLORD'S OBLIGATIONS. Landlord shall repair and maintain the Common Area including those portions of the Building within the Common Area, including the roof (subject to Tenant's obligation to pay for annual roof inspection and repair as set forth in paragraph 17.B(ii)), HVAC systems, refuse pick-up, and exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, ceiling and plate glass). The manner in which the Common Area shall be maintained and the expenditures therefor shall be at the sole discretion of Landlord. Landlord shall at all times have exclusive control of the Common Area and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Common Area in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration or location of the Common Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business. Common Area expenses shall not include the following: (1) reserves or depreciation; (2) the cost of capital improvements, except for the amortized cost thereof (based on the useful life of the capital item in question) over the balance of the term; (3) costs occasioned by casualty, except to the extent caused by Tenant, in which event Tenant shall pay for any uninsured amount, excluding co-insurance payments, which costs are covered by insurance; (4) costs to correct any construction defect in the Building or to comply with any law applicable to the Building on the Commencement Date unless the requirement for compliance is triggered by an act of Tenant, e.g., Tenant's application for a building permit; (5) debt service; (6) costs for the maintenance, repair or replacement to or of the structural elements of the Building; and (7) costs arising from the presence of Hazardous Materials in, on or under the Building, except to the extent caused by Tenant. With respect to deductibles allocable to earthquake insurance coverage, Common Area expenses shall include only the cost thereof amortized equally over the balance of the Lease term.

                   (ii) TENANT TO PAY COMMON AREA EXPENSES. Tenant shall pay, as Additional Rent, Tenant's Percentage of all reasonable costs and expenses paid or incurred by Landlord during the Term in maintaining, repairing and replacing the Common Area, including annual roof inspections, HVAC maintenance contracts and preventive maintenance work on the roof, the cost of capital expenditures provided they are amortized over their useful life at reasonable interest rates, and appropriate reserves for any such maintenance or repair, and a reasonable management fee (not to exceed 5% of the Monthly
Rent) for Landlord's property manager (the "Common Area Expenses").

                   (iii) MONTHLY PAYMENTS. From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term an amount estimated by Landlord to be Tenant's Percentage of the monthly Common Area Expenses. The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment. Within one hundred twenty (120) days following the end of each calendar year Landlord shall furnish Tenant a statement of the actual Common Area Expenses ("Actual Expenses") for the calendar year and the payments made by Tenant with respect to such period. If Tenant's payments for the Common Area Expenses do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If Tenant's payments exceed the Actual Expenses, Landlord shall either offset the excess against the Common Area Expenses, next thereafter to become due to Landlord, or shall refund the amount of the overpayments to Tenant, in cash, as Landlord shall elect. There shall be appropriate adjustments of the Common Area Expenses as of the Commencement Date and expiration of the Term.

              C. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its cost, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises.

         18.  LIENS.

              Tenant shall keep the Building and the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord as Additional Rent for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

         19.  LANDLORD'S RIGHT TO ENTER THE PREMISES.

              Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices and "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Building ordinary "For Lease" signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business. Landlord shall have the right to require Tenant not to remove any permanent sign structures (such as monuments, sign boxes, etc.) at the expiration or earlier termination of the Lease.

         20.  SIGNS.

              Tenant shall have no right to maintain any sign in any location in, on or about the Building, Common Area or the Premises and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building without Landlord's prior written consent, which shall not be unreasonably withheld. The size, design, color and other physical aspects of the Tenant identification sign shall be subject to the Landlord's written approval prior to installation, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. The cost of the sign, its installation, maintenance and removal expense shall be Tenant's sole expense. If Tenant fails to maintain its sign or if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent due and payable within ten (10) days after demand therefor and bearing interest at ten percent (10%) per annum from the time of expenditure by Landlord until payment is delivered to Landlord.

         21.  INSURANCE.

              A. INDEMNIFICATION. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its Agents from and against any and all damage, loss, liability or expense including attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or the Property or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises or the Property by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or its Agents. Tenant agrees that the obligations assumed herein shall survive this Lease.

              B. TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

                   (i) Commercial general liability insurance in an amount not less than Two Million Dollars ($2,000,000) combined single limit for both bodily injury and property damage, which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability and fire damage legal (in an amount not less than Twenty-Five Thousand Dollars ($25,000)), naming Landlord and its Agents as additional insureds.

                   (ii) "All-risk" or causes of loss-special form property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, plate glass and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises and any Alterations constructed or installed on the Premises by Tenant. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property.

              C. PREMISES INSURANCE. During the Term Landlord shall maintain "all-risk" or causes of loss-special form property insurance (including inflation endorsement, sprinkler leakage endorsement, and, at Landlord's option, earthquake and flood coverage) on the Building, excluding coverage of all Tenant's Personal Property located on or in the Premises, but including the Tenant Improvements, if any are provided for in paragraph 9 of this Lease. Such insurance shall also include insurance against loss of rents, including, at Landlord's option, coverage for earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). Tenant shall reimburse Landlord for Tenant's Percentage of Landlord's annual cost of such insurance as Additional Rent, monthly on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall elect. If the property insurance premiums are increased after the Commencement Date, due to an increase in the value of the Building or its replacement cost, Tenant shall pay Tenant's Percentage of such increase within ten (10) days of notice of such increase. If such insurance premiums are increased due to Tenant's use of the Premises, improvements installed by Tenant, or any other cause solely attributable to Tenant, Tenant shall be required to pay the full amount of the increase.

              D. CO-INSURER. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

              E. INSURANCE REQUIREMENTS. All insurance shall be in a form satisfactory to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of BEST'S INSURANCE REPORTS; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord upon the execution of this Lease and, upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

              F. LANDLORD'S DISCLAIMER. Landlord and its Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other cause whatsoever, except to the extent caused by or due to the negligence or willful misconduct of Landlord, its employees or agents. Landlord and its Agents shall not be liable for any injury to persons or damage to property caused by latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

         22.  WAIVER OF SUBROGATION.

              Notwithstanding anything contrary in this Lease, Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

         23.  DAMAGE OR DESTRUCTION.

              A. LANDLORD'S OBLIGATION TO REBUILD. If the Premises or the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

              B. RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease in the event any of the following events occur:

                   (i) Insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repairs in excess of Twenty Thousand Dollars ($20,000), excluding the deductible for which Tenant shall be responsible;

                   (ii) The Premises or the Building cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction; or

                   (iii) The Premises or the Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.

         If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice. If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Premises or the Building as soon as practicable, and this Lease will continue in full force and effect. All insurance proceeds from insurance under paragraph 21, excluding proceeds for Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties (earthquake deductibles shall be paid as set forth in the last sentence of paragraph 17.B (i)), unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

         Tenant shall have the right to terminate this Lease if the Premises cannot, with reasonable diligence, be fully repaired within two hundred ten
(210) days from the date of damage or destruction. The determination of the estimated repair period shall be made by Landlord in its good faith business judgment within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord.

         C. LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, the Tenant Improvements, or the basic Building, as the case may be, and Tenant shall, at Tenants expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant and existing at the time of such damage or destruction.

         D. ABATEMENT OF RENT. Rent shall be temporarily abated proportionately during any period when, by reason of such damage or destruction, there is material interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. However, if the damage or destruction was caused by Tenant, Rent shall not be abated after the rental abatement insurance described in paragraph 21.C has been paid. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

         E. DAMAGE NEAR END OF TERM. Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage. If Landlord does not elect to so terminate this Lease, the repair of such damage shall be governed by paragraphs 23.A and 23.B.

         24.  CONDEMNATION.

              If title to all of the Premises or Building or so much thereof is taken for any public or quasi public use under any statute or by right of eminent domain so that reconstruction of the Premises or Building will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or Building or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.

              If any part of the Premises or Building is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If any portion of the Common Area is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Common Area and then only to the extent that the fair market rental value is diminished by such partial taking. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Property or Premises.

              No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, or its moving costs.

         25.  ASSIGNMENT AND SUBLETTING.

              A. LANDLORD'S CONSENT. Neither Tenant nor Subtenant nor any successor Subtenant thereof, no matter how remote, shall enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing. Consent by Landlord to any Sublet shall not be deemed a consent to any subsequent Sublet. Landlord acknowledges that Tenant intends to sublease 3510 West Bayshore Road, subject however to the provisions of this paragraph 25. If Landlord does consent to a Sublet, Tenant or each Subtenant or successor Subtenant shall pay to Landlord a one-time Sublet fee of $1,000 for each

Sublet, except the first Sublet to pay in part for Landlord's expenses in reviewing the proposed Sublet transaction.

              B. INFORMATION TO BE FURNISHED. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

              C. LANDLORD'S ALTERNATIVES. At any time within fifteen (15) days after Landlord's receipt of the information specified in paragraph 25.B, Landlord may, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; (ii) to refuse its consent to the Sublet; or (iii) elect to terminate this Lease, or in the case of a partial Sublet, terminate this lease as to the portion of the Premises proposed to be Sublet. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to paragraph 25.B, subject, however, at Landlord's election, to the condition that fifty percent (50%) of any excess of the Subrent over the Rent required to be paid by Tenant under this Lease shall be paid to Landlord. In calculating such excess, Tenant shall have the right to deduct from the monthly rent paid by Sublessee the total of the reasonable costs of procuring the Sublet, including commissions, tenant improvements and attorneys' fees, divided by the number of months in the Sublet term. Notwithstanding the foregoing, Landlord shall have no right to terminate this Lease for the initial Sublet of 3510 West Bayshore Road.

              D. PRORATION. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

              E. EXEMPT SUBLETS. Notwithstanding the above, Landlord's prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant, or a corporation into which Tenant merges or consolidates, provided that (i) Tenant gives Landlord prior written notice of the name of any such assignee; (ii) at the time of such assignment, the assignee has a net worth that is equal to or greater than the net worth of Tenant immediately prior to such assignment; and (iii) the assignee assumes, in writing, for the benefit of Landlord all of Tenant's obligations under the Lease. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Tenant shall be deemed a Sublet requiring Landlord's prior written consent.

         26.  DEFAULT.

              A. TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following occurs:

                   (i) If Tenant fails to pay Rent or any other sum required to be paid hereunder when due;

                   (ii) If Tenant fails to perform any term, covenant or condition of this Lease, except those requiring the payment of money, and Tenant fails to cure such breach within twenty (20) days after written notice from Landlord where such breach could reasonably be cured within such twenty
(20) day period; provided, however, that where such failure could not reasonably be cured within the twenty (20) day period, that Tenant shall not be in default if it commences such performance within the twenty (20) day period and diligently thereafter prosecutes the same to completion;

                   (iii) If Tenant assigns its assets for the benefit of its creditors;

                   (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                   (v) If Tenant shall have abandoned the Premises, Tenant shall have the right to vacate the Premises so long as it continues to timely pay Rent, comply with its obligations under this Lease, and keep in effect all of its permits and licenses necessary to continue its business at the Premises; or

                   (vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty
(30) days.

              B. REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                   (i) Landlord may continue this Lease in full force and effect and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

                   (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages:

                             (a)  The  worth at the time of award of unpaid
Rent and other sums due and payable which had been earned at the time of termination; plus

                             (b)  The worth at the time of award of the
amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                             (c)  The worth at the time of award of the
amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                             (d)  Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                             (e)  At Landlord's election, such other amounts
in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

              The "worth at the time of award" of the amounts referred to in paragraphs 26.B(ii)(a) and 26.B(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in paragraph 26.B(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

              C. LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

         27.  SUBORDINATION.

              This Lease is subject and subordinate to any ground and underlying leases and any first mortgages and first deeds of trust (collectively "Encumbrances") which may now affect the Building or the Property and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require this Lease be prior and superior to such Encumbrance, within seven (7) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance, provided that such purchaser agrees to recognize this Lease on all of its terms. Landlord shall exercise diligent efforts to obtain a nondisturbance agreement from the existing lender for Tenant as expeditiously as possible.

              Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Building or the Property at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

         28.  NOTICES.

              Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

         29.  ATTORNEYS' FEES.

              If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys' fees (including attorneys' fees on appeal, and costs and expenses incurred in out-of-court negotiations, workouts and/or settlements or in seeking relief from stay or otherwise seeking to protect its rights in any bankruptcy proceeding) and all reasonable costs (including costs of consultants and experts) incurred, which shall be payable whether or not such action is prosecuted to judgment. In addition, the prevailing party shall be entitled to its attorneys' fees, costs and expenses incurred in post-judgment proceedings to collect and enforce a judgment. This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease.

         30.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

              Tenant shall within ten (10) days following written request by
Landlord:

              (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or the Property or a purchaser of the Building or the Property from Landlord. Tenant's failure to deliver an estoppel certificate within seven (7) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no Rent has been paid in advance. Tenant shall have no obligation to provide an estoppel certificate or financial statements more than twice in any calendar year and the estoppel certificate shall not materially adversely affect the rights and obligations of Tenant under the Lease.

              If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented by Landlord.

              (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, certified as correct by an officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant shall have no obligation to deliver financial statements more than twice in any calendar year.

         31.  TRANSFER OF THE BUILDING OR THE PROPERTY BY LANDLORD.

              In the event of any conveyance of the Building or the Property and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

         32.  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

              If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

         33.  TENANT'S REMEDY.

              If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of Rent or other income from such property received by Landlord or out of consideration received by Landlord from the sale or other, disposition of all or any part of Landlord's right, title or interest in the Building, and neither Landlord nor its Agents shall be liable for any deficiency.

         34.  MORTGAGEE PROTECTION.

              If Landlord defaults under this Lease, Tenant will notify any beneficiary of a first deed of trust or mortgagee of a first mortgage covering the Building or the Property and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Property by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

         35.  BROKERS.

              Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Wayne Mascia Associates, which represents only Tenant, and Cornish & Carey Commercial, which represents only Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify, defend and hold Landlord and its Agents harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual representing Tenant or claiming to represent Tenant for commissions or fees resulting from Tenant's execution of this Lease.

         36.  ACCEPTANCE.

              This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

         37.  MODIFICATIONS FOR LENDER.

              If in connection with obtaining financing for the Building or the Property or any portion thereof Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights or obligations hereunder.

         38.  PARKING.

              Tenant shall have the right to park in the thirty-one (31) parking spaces on the north side of the Building closest to the Premises upon terms and conditions as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. Tenant shall not and shall not permit its employees, agents and contractors to (1) park anywhere on the street in front of or next to the Property, unless permitted by the City of Palo Alto, or (2) use more than a total of thirty-one (31) parking spaces. All parking spaces shall be unreserved and unassigned. Tenant shall not park and shall not permit others to park vehicles overnight on the Property, and shall not repair or service or permit others to repair or service vehicles on the Property. Landlord shall not oversubscribe parking through its leases to other tenants.

         39.  GENERAL.

              A. CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

              B. EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

              C. TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

              D. SEPARABILITY. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

              E. CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

              F. GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture and the singular includes the plural.

              G. BINDING EFFECT. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

              H. WAIVER. The waiver by Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

              I. PREMISES AREA. Landlord and Tenant agree that each has had an opportunity to determine to its satisfaction the actual area of the Premises and the Building. All measurements of area contained in this Lease are conclusively agreed to be correct and binding on the parties, even if a subsequent measurement of one of these areas determines that it is more or less than the area reflected in this Lease. Any such subsequent determination that the area is more or less than the area shown in this Lease shall not result in a change in any of the computations of rent, Tenant's Percentage, improvement allowances, or any other matters described in this Lease where area is a factor.

              J. ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

              K. AUTHORITY. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

              L. EXHIBITS. All exhibits, amendments, riders and addendums attached hereto are hereby incorporated herein and made a part hereof.

              M. LEASE SUMMARY. The Lease Summary attached to this Lease is intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

              THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

Dated:                               TENANT:
      ---------------------
                                     Career Central Corporation, a California corporation

                                     By /s/ Jeffrey Hyman
                                       -------------------------------------

                                       Its CEO
                                          ----------------------------------

                                     By
                                       -------------------------------------

                                       Its
                                          ----------------------------------

Dated: 2-17-98                       LANDLORD:
      ---------------------
                                     Palo Alto Property, a California general partnership

                                     By E. Hoffman Enterprises, Inc. Authorized
                                        Agent

                                     By /s/ Ken Hoffman
                                       -------------------------------------
                                         Ken Hoffman

                                                               EXHIBIT A


                                  [Floorplan]

                                                           EXHIBIT B-1

All that Certain Real Property in the City of Palo Alto, County of Santa Clara, State of California, described as follows:

All of Parcel 1, as shown upon that certain Parcel Map filed for record in the County of Santa Clara, State of California, on May 15, 1969 in Book 253 of Maps, at Page 27.

Excepting therefrom that certain parcel of land granted in the Deed of Carol Joseph Flynn, et al., to the Santa Clara County Flood Control and Water District, a public corporation, recorded March 26, 1973 in Book 0293, Page 145, Official Records, described as follows:

Being a portion of the property conveyed to Carol Joseph Flynn by the Deed recorded in Book 7941 of Official Records of Santa Clara County, at Page 143, and being more particularly described an follows:

Beginning at the intersection of the Southeasterly line of the above mentioned property with the Southwesterly line of that certain right of way granted to the Santa Clara County Flood Control and Water District designated as "parcel I" in Deed recorded in Book 5046 of Official Records of said County at Page 71;

thence along said Southwesterly right of way (also being the Southwesterly line of above mentioned property) (1) North 45 degrees 07' 10" West 139.91 feet;

thence along a tangent curve concave to the South having a radius of 130 feet through a central angle of 25 degrees 03' 22" Westerly an arc distance of
56.85 feet;

thence continuing along said Northerly right of way line (2) North 45 degrees 31' 57" West 53.68 feet;

thence leaving said Northerly right of way line along a non-tangent curve concave to the South (said curve being parallel with and 30-foot distant Northerly of the first above mentioned curve) having radius of 160 feet through a central angle of 42 degrees 48' 33" Easterly an arc distance of
119.55 feet;

thence leaving said curve tangentially along a line that is parallel with and distant 30 feet, measured at right angles, from course (1) above, (3) South 45 degrees 07' 10" East 143.22 feet to the Southeasterly line of said property conveyed to Flynn;

thence along said Southeasterly line (4) South 51 degrees 10' 25" West 30.18 feet to the Point of Beginning.

                                                           EXHIBIT B-2


                                  [Floorplan]